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EXHIBIT 1.    EARNINGS PER SHARE SCHEDULE

    Calculation of net income under the modified treasury stock method:
    Primary
         Net Income                                         $522,781
         Assumed interest expense reduction                   62,253
         Assumed interest income increase                    101,785
                                                           ----------
                                                            $686,819
                                                           ==========

    Calculation of weighted average number of common and
     common equivalent shares outstanding under the
     modified treasury stock method:
         Weighted average shares outstanding               2,939,271
         Common stock equivalents                          1,794,525
                                                           ----------
                                                         $ 4,733,796
                                                           ==========
         Net income per common and common equivalent
           share                                              $ 0.15
                                                           ==========


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